Exhibit 10.7

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Escrow Agreement”) is made and entered into as of the 12th day of October, 2012, by and among THRIVENT FINANCIAL FOR LUTHERANS, a Wisconsin corporation (“Thrivent”), IMESON WEST I, LLC, a Florida limited liability company (“IWI”), GIT IMESON PARK FL, LLC, a Delaware limited liability company (“GIT”) and INTERLACHEN PORTFOLIO MANAGEMENT COMPANY, a Florida corporation (“Escrow Agent”).

WHEREAS, Thrivent made a mortgage loan to IWI in the amount of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00) (the “Loan”) evidenced by that certain Promissory Note made by IWI in favor of Thrivent dated August 27, 2007, as modified by that certain Note Modification Agreement dated November 18, 2008, and secured by that certain Construction/Permanent Mortgage and Security Agreement and Fixture Financing Statement made by IWI in favor of Thrivent dated August 27, 2007 and recorded in Official Records Book 14158, Page 1311, Public Records of Duval County, Florida, and that certain Assignment of Leases and Rents dated August 27, 2007 and recorded at Official Records Book 14158, Page 1364, Public Records of Duval County, Florida, both encumbering certain real property (the “Mortgaged Property”), as modified by that certain Assumption and Modification and Spreader Agreement dated of even date herewith, to be recorded in the Public Records of Duval County, Florida (collectively the foregoing documents, with all other documents executed by IWI and/or Thrivent in connection with the Loan, the “Loan Documents”); and

WHEREAS, IWI has requested the consent of Lender to convey the Mortgaged Property to GIT and to permit GIT to assume the Loan Documents, and Lender has consented to such request, subject to certain terms and conditions, including those provided herein; and

WHEREAS, the parties desire that IWI pay to Escrow Agent from the net sale proceeds of the closing of the purchase of the Mortgaged Property by GIT the amount of One Million and No/100 Dollars ($1,000,000.00) (the “Escrowed Funds”) and that the Escrow Agent agree to hold said sum under the terms and conditions hereinafter set forth; and

WHEREAS, Escrow Agent has agreed to act as escrow agent for the Escrowed Funds on the terms and conditions now about to be set forth.

NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and other good and lawful consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.       The foregoing recitals are true and correct and are incorporated herein by reference.

2.       The Escrow Agent hereby is authorized and directed to deposit the Escrowed Funds in a separate escrow account and invest such Escrowed Funds in interest-bearing or income producing securities designated by IWI and (a) issued or guaranteed as to payment of principal by the United States of America, or (b) alternatively, approved by Thrivent. In order to mitigate the possibility that the principal of the Escrowed Funds shall be reduced below $1,000,000.00, the types or classes of income producing securities in which the Escrowed Funds may be invested shall be subject to the prior written approval of Thrivent, which shall not be unreasonably delayed, conditioned or withheld. Anything to the contrary set forth herein notwithstanding, the interest earned on the Escrowed Funds, or appreciation in the value of the Escrowed Funds above $1,000,000.00, shall be disbursed to IWI at the time that the Escrowed Funds are disbursed to a party hereunder.

3.         The Escrow Agent hereby acknowledges receipt of the Escrowed Funds and agrees to hold said funds according to the terms and conditions set forth herein.

4.         The parties agree that Escrow Agent shall disburse the Escrowed Funds in accordance with this Paragraph 4.

(a)       If Samsonite, LLC, a Delaware limited liability company, formerly known as Samsonite Corporation, a Delaware corporation, its successor or permitted assignee, (“Samsonite”) exercises the renewal and/or extension rights granted to it in Paragraph 1 of that certain Lease by and between IWI and Samsonite dated May 10, 2007, as modified and amended by that certain First Lease Modification Agreement dated February 23, 2010 (collectively, the “Lease”), so as to extend the Term (as defined in the Lease) of the Lease for the first Option Term (as defined in the Lease) through January 31, 2023 (the “Extension Rights”), and any and all other conditions contained in the Lease associated with such Extension Rights are duly fulfilled, within thirty (30) days after Samsonite exercises such rights, GIT shall notify Thrivent and IWI in writing that the conditions set forth in this Subparagraph 4(a) have been met, and with such notice to Thrivent, include an original affidavit duly executed by GIT in the presence of a notary confirming said conditions have been met and providing a copy of the notice or instrument by which Samsonite exercised such rights and an estoppel certificate signed by Samsonite evidencing such fact (collectively, an “Affidavit with Evidence”). In the event GIT has not provided an Affidavit with Evidence when the conditions for doing so are satisfied, IWI shall have the right, but not the obligation, at any time thereafter to do so and such Affidavit with Evidence shall be given the same effect as if given by GIT; provided however that in the event that the Affidavit with Evidence does not include such estoppel certificate, Thrivent agrees to demand, as provided in the Loan Documents, that GIT obtain such an estoppel certificate, and the time period for Thrivent to approve or disapprove, as provided in the immediately succeeding sentence, shall commence on GIT providing such estoppel certificate to Thrivent. Thrivent shall approve or disapprove and provide written notice to GIT and IWI of its action no later than thirty (30) days after Thrivent’s receipt of the Affidavit with Evidence. Upon Thrivent’s approval (in its reasonable discretion but which approval shall not be unreasonably delayed, conditioned or withheld) of the Affidavit with Evidence, Thrivent shall notify the Escrow Agent in writing to release the Escrowed Funds to IWI and provide a copy of such notice to IWI and GIT. Subject to the provisions of Subparagraph 4(f) below, Escrow Agent shall release the Escrowed Funds to IWI no earlier than five (5) business days but no later than ten (10) business days after the receipt of the notice from Thrivent to release the Escrowed Funds to IWI.

(b)       If Samsonite does not exercise its Extension Rights strictly in accordance with the terms and conditions of the Lease, but desires to renew the term of the Lease on different terms, then GIT shall notify Thrivent and IWI in writing of the proposed renewal terms of the Lease (a “Request to Approve”), and in such Request to Approve, include the following conspicuous statement in bold and capital letters and in at least 14 point font:

THIS LETTER CONSTITUTES A REQUEST TO APPROVE THE TERMS OF A RENEWAL TO THAT CERTAIN LEASE BY AND BETWEEN SAMSONITE CORPORATION AND IMESON WEST I, LLC DATED MAY 10, 2007 (AS AMENDED, MODIFIED AND ASSIGNED), IN ACCORDANCE WITH THIS NOTICE, WHICH APPROVAL MAY BE GRANTED BY THRIVENT IN ITS SOLE JUDGMENT AND DISCRETION. IF THRIVENT APPROVES SUCH REQUEST, THEN ONE MILLION DOLLARS ($1,000,000.00) HELD IN ESCROW SHALL BE DISBURSED TO IMESON WEST I, LLC IN ACCORDANCE WITH THAT CERTAIN ESCROW AGREEMENT BY AND BETWEEN THRIVENT FINANCIAL FOR LUTHERANS, IMESON WEST I, LLC, GIT IMESON PARK FL, LLC, AND INTERLACHEN PORTFOLIO MANAGEMENT COMPANY, LLC DATED OCTOBER 12, 2012.

Whether Thrivent approves the renewal terms of the Lease described in the Request to Approve shall be in the sole discretion of Thrivent. Thrivent shall approve or disapprove and provide written notice to IWI of its action no later than thirty (30) days after Thrivent’s receipt of the Request to Approve. In the event Thrivent approves the renewal terms described in the Request to Approve, Thrivent shall notify the Escrow Agent in writing to release the Escrowed Funds to IWI and provide a copy of such notice to IWI and GIT. Subject to the provisions of Subparagraph 4(f) below, Escrow Agent shall release the Escrowed Funds to IWI no earlier than five (5) business days but no later than ten (10) business days after the receipt of the notice from Thrivent to release the Escrowed Funds to IWI.

(c)       If neither the conditions set forth in Subparagraphs 4(a) nor 4(b) have been met, then the Escrowed Funds shall be retained by Escrow Agent and may only be released by Escrow Agent as provided for in Subparagraphs 4(d) or 4(e), as applicable

(d)       Notwithstanding anything in Subparagraphs 4(a) or 4(b) to the contrary, if a monetary default shall EVER occur under the Loan beyond any applicable notice and cure period(s) at any time before all of the conditions provided for in Subparagraphs 4(a) or 4(b) have been met (even if such default is cured after the expiration of any applicable cure period), then the Escrowed Funds may only be released by Escrow Agent as provided for in this Subparagraph 4(d) upon the first to occur of either Subparagraphs 4(d)(i) or 4(d)(ii):

(i)         If the Loan is assigned by Thrivent to a person or entity other than an affiliate of Thrivent, or the Loan is paid in full, then:

(a)       If the conditions provided for in either Subparagraphs 4(a) or 4(b) have been satisfied or if Samsonite has at that time remained in lawful possession of the Premises (as described in the Lease) for twelve (12) months after the expiration of the current Term under the Lease, then subject to the provisions of Subparagraph 4(f) below, Escrow Agent shall release the Escrowed Funds to IWI no earlier than five (5) business days but no later than ten (10) business days after IWI delivers to Escrow Agent a notice to release the Escrowed Funds to IWI and an Affidavit of Evidence with respect to the conditions in this Subparagraph 4(d)(i)(a) (and a copy of such notice and Affidavit shall be simultaneously delivered by IWI to GIT and Thrivent).

(b)       If the conditions provided for in Subparagraph 4(a) have not been met and the conditions provided for in Subparagraph 4(b) have not been met and Samsonite vacates the Premises (as described in the Lease) and has not remained in lawful possession of the Premises for twelve (12) months after the expiration of the current Term under the Lease, then subject to the provisions of Subparagraph 4(f) below, Escrow Agent shall release the Escrowed Funds to GIT no earlier than five (5) business days but no later than ten (10) business days after GIT delivers to Escrow Agent a notice to release the Escrowed Funds to GIT and an Affidavit of Evidence with respect to the conditions in this Subparagraph 4(d)(i)(b) (and a copy of such notice and Affidavit shall be simultaneously delivered by GIT to IWI and Thrivent).

(c)       If neither the conditions set forth in Subparagraphs 4(d)(i)(a) or 4(d)(i)(b) have been met, then the Escrowed Funds shall be retained by Escrow Agent until Samsonite vacates the Premises or Samsonite remains in lawful possession of the Premises twelve (12) months after the expiration of the current Term under the Lease, at which time the Escrowed Funds shall be paid in accordance with Subparagraphs 4(d)(i)(a) or 4(d)(i)(b).

(ii)       If Thrivent or any affiliate of Thrivent acquires title to the Mortgaged Property by foreclosure or deed in lieu thereof, then Escrow Agent shall release the Escrowed Funds to Thrivent no earlier than five (5) business days but no later than ten (10) business days after Thrivent delivers to Escrow Agent a notice to release the Escrowed Funds to Thrivent and an Affidavit of Evidence with respect to the conditions in this Subparagraph 4(d)(ii) (and a copy of such notice and Affidavit shall be simultaneously delivered by Thrivent to IWI and GIT).

(e)        If, prior to the time that the conditions described in Subparagraphs 4(a), 4(b) and 4(d) have been met, the Loan is assigned by Thrivent to a person or entity other than an affiliate of Thrivent, or the Loan is paid in full, and no monetary default under the Loan beyond any applicable notice and cure period(s) has occurred, then:

(i)       If the conditions provided for in either Subparagraphs 4(a) or 4(b) have been satisfied or if Samsonite has at that time remained in lawful possession of the Premises (as described in the Lease) for twelve (12) months after the expiration of the current Term under the Lease, then subject to the provisions of Subparagraph 4(f) below, Escrow Agent shall release the Escrowed Funds to IWI no earlier than five (5) business days but no later than ten (10) business days after IWI delivers to Escrow Agent a notice to release the Escrowed Funds to IWI and an Affidavit of Evidence with respect to the conditions in this Subparagraph 4(e)(i) (and a copy of such notice and Affidavit shall be simultaneously delivered by IWI to GIT and Thrivent).

(ii)       If the conditions provided for in Subparagraph 4(a) have not been met and the conditions provided for in Subparagraph 4(b) have not been met and Samsonite vacates the Premises (as described in the Lease) and has not remained in lawful possession of the Premises for twelve (12) months after the expiration of the current Term under the Lease, then subject to the provisions of Subparagraph 4(f) below, Escrow Agent shall release the Escrowed Funds to GIT no earlier than five (5) business days but no later than ten (10) business days after GIT delivers to Escrow Agent a notice to release the Escrowed Funds to GIT and an Affidavit of Evidence with respect to the conditions in this Subparagraph 4(e)(ii) (and a copy of such notice and Affidavit shall be simultaneously delivered by GIT to IWI and Thrivent).

(iii)       If neither the conditions set forth in Subparagraphs 4(e)(i) or 4(e)(ii) have been met, then the Escrowed Funds shall be retained by Escrow Agent until Samsonite vacates the Premises or Samsonite remains in lawful possession of the Premises twelve (12) months after the expiration of the current Term under the Lease, at which time the Escrowed Funds shall be paid in accordance with Subparagraphs 4(e)(i) or 4(e)(ii).

(f)        In the event that Escrow Agent receives a written objection from either Thrivent, IWI or GIT as to the release of Escrowed Funds described in this Paragraph 4 prior to the release of the Escrowed Funds by Escrow Agent, then Escrow Agent shall not disburse but continue to hold the Escrowed Funds, and may only release same in accordance with the terms and conditions of Paragraph 5; provided, however, that neither IWI nor GIT shall be permitted to object to a release of the Escrowed Funds in the event that Thrivent is entitled to the Escrowed Funds pursuant to Subparagraph 4(d)(ii), and Escrow Agent is expressly authorized to release the Escrowed Funds to Thrivent upon receipt from Thrivent of the notice and Affidavit with Evidence described in Subparagraph 4(d)(ii) even if IWI or GIT shall object to such release of the Escrowed Funds.

5.       Should the Escrow Agent ever be in doubt as to the responsibilities of the Escrow Agent in disbursing the Escrowed Funds or should the parties not be able to reach agreement as to the disbursement of the Escrowed Funds within thirty (30) days after delivery of any written objection, the Escrow Agent may, but shall not be obligated to, deposit in the registry of the court at any time thereafter the remaining amount of the Escrowed Funds less such reasonable costs, fees, expenses and attorneys’ fees that Escrow Agent incurs in filing such action and making such deposit. In the event Escrow Agent deposits the Escrowed Funds in the registry of the appropriate court pursuant to an action of interpleader, Escrow Agent shall be released from any and all further obligation and liability hereunder or in connection herewith, except liability for Escrow Agent’s willful act or gross negligence in breach of its obligations hereunder, and Thrivent, IWI and GIT hereby, jointly and severally, indemnify and hold Escrow Agent harmless from and against any damages or losses arising in connection therewith including, but not limited to, reasonable attorney’s fees and court costs at all trial and appellate levels, except with respect to liabilities arising by reason of Escrow Agent’s willful act or gross negligence in breach of its obligations hereunder.

6.       To induce the Escrow Agent to serve hereunder, IWI and GIT jointly and severally hereby agree to indemnify Escrow Agent and hold it harmless from and against, and compensate and reimburse Escrow Agent for, any and all claims, liabilities, damages, costs, penalties, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees, or charges of any nature, which result from Escrow Agent’s faithful performance of its responsibilities hereunder or by reason of disputes arising between Thrivent, IWI, GIT and/or any third party as to the correct interpretation, application or enforcement of this Escrow Agreement and instructions given to Escrow Agent hereunder, and in connection therewith, agree to indemnify Escrow Agent against, and compensate and reimburse Escrow Agent for, any and all expenses, including attorney’s fees and the cost of defending any action, suit, or proceeding or resisting any claim, whether or not litigation is instituted; except that the foregoing hold harmless and indemnification shall not apply with respect to any claim that arises because of any willful act or gross negligence of Escrow Agent in breach of its obligations hereunder. Escrow Agent is granted a retaining lien on so much of the Escrowed Funds as may be required to pay and discharge any obligation due to the Escrow Agent under this paragraph.

7.       Escrow Agent may resign as escrow agent at any time upon giving notice to Thrivent, GIT and IWI of its desire to so resign; provided, however, that resignation of Escrow Agent shall take effect no earlier than thirty (30) days after the giving of notice of resignation. In the event Thrivent, GIT and IWI shall fail to agree to a successor escrow agent within the period described herein, Escrow Agent shall have the right to deposit all of the Escrowed Funds held hereunder into the registry of an appropriate court and request judicial appointment of a successor, determination of the rights between Thrivent, GIT and IWI, by appropriate action. Upon termination of the duties of Escrow Agent in the manner set forth above, Escrow Agent shall deliver all of the Escrowed Funds to the newly appointed escrow agent designated by Thrivent, GIT and IWI or appointed by a Court. Notwithstanding anything herein to the contrary, the parties agree that Escrow Agent shall no longer serve as escrow agent over the Escrowed Funds in the event the Loan is assigned by Thrivent to a person or entity other than an affiliate of Thrivent or the Loan is paid in full, and within thirty (30) days of the happening of either of these two events, a successor escrow agent shall be designated or the Escrow Agent make seek appointment of a successor in accordance with this Paragraph 7.

8.        No Party to this Escrow Agreement shall be bound by any modification, cancellation or rescission of this Escrow Agreement unless in writing and signed by the Party against which the same is offered.

9.        This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida and shall be binding upon and inure to the benefit of the heirs, personal representatives, administrators, successors and assigns of the respective parties hereto. In the event any action, suit or proceeding is instituted as a result of any matter or thing affecting this Escrow Agreement, the parties hereto hereby designate Orange County, Florida, as the proper jurisdiction and the venue in which same is to be instituted.

10.       No later than thirty (30) days after receipt of the same, GIT shall notify IWI of any exercise by Samsonite of the renewal and/or extension rights granted to it in Paragraph 1 of the Lease and shall provide to IWI a true and accurate copy of the instrument or instruments by which the same are exercised. IWI and Thrivent shall have the right to rely upon such notice and the instrument or instruments that accompany it in executing the Affidavit with Evidence hereinabove required and in notifying the Escrow Agent to release the Escrow Deposit as provided herein. GIT shall inform IWI upon the latter’s written request of the current status of such a renewal or extension and any negotiations, offers or counteroffers with respect to an extension or renewal of Samsonite’s lease or right to occupy the Premises that are the subject of the Lease. Notwithstanding the foregoing, the provisions this Paragraph 10 shall not be implied to permit or otherwise authorize IWI to become a participant in GIT’s negotiations with Samsonite and IWI acknowledges and agrees that it shall not communicate with Samsonite in contravention of this sentence unless expressly invited to do so by GIT. GIT shall notify IWI within thirty (30) days of the date that Samsonite vacates the Premises.

11.        This Escrow Agreement shall bind and shall inure to the benefit the parties hereto and their respective successors and assigns.

12.        Any notice which any party hereto may desire or may be required to give to any other party shall be in writing and either (a) mailed by certified mail, return receipt requested, or (b) sent by an overnight carrier which provides for a return receipt. Any such notice shall be sent to the addresses as follows:

Thrivent:

Thrivent Financial for Lutherans

Attention: Loan Administration - Mortgage and Real Estate Investments

625 Fourth Avenue South

Minneapolis, Minnesota 55415

With a copy to:

Randolph J. Rush

Winderweedle, Haines, Ward & Woodman, P.A.

329 Park Avenue North, Second Floor

Winter Park, Florida 32789

IWI:

Imeson West I, LLC

3600 Vineland Road, Suite 101

Orlando, Florida 32811

With a copy to:

Earl M. Barker, Jr.

Slott, Barker & Nussbaum

334 East Duval Street

Jacksonville, Florida 32202

GIT:

GIT Imeson Park FL, LLC

450 S. Orange Avenue

Orlando, Florida 32801

Attn: Steven D. Shackelford, Chief Financial Officer

With a copy to:

GIT Imeson Park FL, LLC

c/o Global Income Trust, Inc.

450 S. Orange Avenue

Orlando, Florida 32801

Attn: Holly J. Greer, Esq., General Counsel

Escrow Agent:

Interlachen Portfolio Management Company

600 Wilkinson Street, Suite 400

Orlando, Florida 32803

Attn: C. Baxter Bode

Any such notice shall be effective when received by the party to whom the notice is given; provided however, that the notice shall be effective when deposited with the United States Postal Service or overnight carrier if the notice is not delivered because delivery of the notice was refused, delivery was not accomplished because the addressee refused or failed to retrieve the same after notice given as provided in United States Postal Service regulations, the address provided by the party to whom notice is to be given for the giving of notices was insufficient or such party is no longer to found at such address or because such party failed to make itself available for delivery of notices at its addressed office between 10:00 am and 2:00 pm on non-weekend and non-holidays.

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IN WITNESS WHEREOF, the parties have caused these presents to be executed as of this 12th day of October, 2012.

Signed, sealed and delivered
in the presence of:
THRIVENT FINANCIAL FOR LUTHERANS,
a Wisconsin corporation

/S/ Debra Schwandt	By:	/S/ Paul R. Binder

Print Name:	Debra Schwandt	Name:	Paul R. Binder

		Title:	Ass’t Vice President

/S/ Cindy Horgen
Print Name:	Cindy Horgen

IMESON WEST I, LLC, a Florida limited liability company

/S/ Mark Rowland	By:	/S/ Daniel B. Webb

Print Name:	Mark Rowland	Name:	Daniel B. Webb

		Title:	Manager

/S/ Robert A. Carver
Print Name:	Robert A. Carver

GIT IMESON PARK FL, LLC,
a Delaware limited liability company

/S/ Eileen Soto	By:	/S/ Robert A. Bourne

Print Name:	Eileen Soto	Name:	Robert A. Bourne

		Title:	President

/S/ Linda A. Scarcelli
Print Name:	Linda A. Scarcelli

INTERLACHEN PORTFOLIO
MANAGEMENT COMPANY, a Florida corporation

/S/ Amanda L. Reed
Print Name:	Amanda L. Reed	By:	/S/ Danielle Plastow

Name:	Danielle Plastow

		Title:	Loan Closing Coordinator
/S/ Shari Harmon
Print Name:	Shari Harmon

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